Exhibit 10.2

LOCKUP AGREEMENT

This Lockup Agreement, dated as of April 14, 2021 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is made by and among Roth CH Acquisition II Co., a Delaware corporation (“ROCC”), and each of the stockholder parties identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with ROCC in order to become a “Stockholder Party” for purposes of this Agreement (each, a “Stockholder Party” and collectively, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, the Stockholder Parties own or will own equity interests in Reservoir Holdings, Inc., a Delaware corporation (“Legacy Reservoir”), and/or ROCC;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of April 14, 2021 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), (i) Roth CH II Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of ROCC, will merge with and into Legacy Reservoir (the “Merger”), with Legacy Reservoir surviving the Merger as a wholly owned subsidiary of ROCC, (ii) by virtue of the Merger, former stockholders of Legacy Reservoir will receive newly issued shares of Common Stock (as defined below) and (iii) following the consummation of the Merger, ROCC will be renamed; and

WHEREAS, in connection with the Merger and effective upon the consummation thereof, the parties hereto wish to set forth herein certain understandings among such parties with respect to restrictions on transfer of equity interests in the Company.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1            Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Action” has the meaning set forth in Section 3.8.

“Agreement” has the meaning set forth in the Preamble.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, following the consummation of the Merger.

“Company” means ROCC (as renamed), following the consummation of the Merger.

“Covered Shares” means (i) all shares of Common Stock received by a Stockholder Party as Per Share Merger Consideration in connection with the Merger pursuant to terms of the Merger Agreement and held by such Stockholder Party after the effective time of the Merger, (ii) any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock held by a Stockholder Party immediately after the effective time of the Merger, and (iii) any securities convertible into or exercisable or exchangeable for Common Stock held by a Stockholder Party immediately after the effective time of the Merger. For the avoidance of doubt, the term “Covered Shares” shall not include shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock, in each case, acquired in open market transactions after the Closing Date (as defined in the Merger Agreement) so long as such transaction is not required to be, or is not, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“immediate family” has the meaning set forth in Section 2.1(b).

“Legacy Reservoir” has the meaning set forth in the Background.

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Merger” has the meaning set forth in the Background.

“Non-Recourse Party” means any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Covered Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in foregoing clause (i) or (ii).

1.2            Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

ARTICLE II
LOCKUP

2.1            Lockup.

(a)            Each Stockholder Party agrees not to Transfer (i) fifty percent (50%) of the Covered Shares owned by such Stockholder Party during the period beginning on the effective time of the Merger and ending on the date that is the earlier of (A) 180 days after the Closing Date and (B) the date on which the closing price of the shares of Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date and (ii) the remaining fifty percent (50%) of the Covered Shares owned by such Stockholder Party during the period beginning on the effective time of the Merger and ending on the date that is 180 days after the Closing Date, or earlier, in the case of either clause (i) or clause (ii), if, after the Closing Date (as defined in the Merger Agreement), the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (in each case, the “Lock-Up Period”). Notwithstanding anything in this Article II to the contrary, none of the foregoing restrictions shall restrict (i) any Stockholder Party from pledging, hypothecating or granting a security interest in, lien on, or otherwise encumbering such Stockholder Party’s Covered Shares as security in respect of any bona fide financing arrangements (each, a “Permitted Loan” and, the Covered Shares pledged thereunder, the “Permitted Pledged Shares”) at any time, (ii) any Stockholder Party transferring such Permitted Pledged Shares to satisfy or avoid a bona fide margin call pursuant to a Permitted Loan and (iii) the ability of any lender (or its affiliate) to foreclose upon and sell, dispose of or otherwise transfer any Permitted Pledged Shares.

(b)            Notwithstanding the foregoing, a Stockholder Party may transfer or dispose of its Covered Shares (i) by will, other testamentary document or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes, (iii) to any trust, partnership, limited liability company, corporation or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests (for purposes of this Section 2.1, “immediate family” shall mean a current or former spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons, (iv) in the case of an individual, (x) to any immediate family member or other dependent or (y) to a trust, the beneficiary of which is the individual, a member of one of the individual’s immediate family or a charitable organization and, in each case, the sole trustee of which is such individual, (v) in the case of an individual, by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement, (vi) as a distribution to limited partners, members or stockholders of such Stockholder Party, (vii) to its Affiliated investment fund or other Affiliated entity controlled or managed by such Stockholder Party or its Affiliates, (viii) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (i) through (vii) above, (ix) pursuant to an order or decree of a Governmental Authority, (x) from an employee to the Company or its Subsidiary or parent entities upon death, disability or termination of employment, in each case, of such employee, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of the shares of Common Stock involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Stockholder Party’s Covered Shares shall remain subject to the provisions of this Section 2.1, (xii) to the Company (A) pursuant to the exercise of any option to purchase Common Stock granted by the Company pursuant to any employee benefit plans or arrangements (including any employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire during the Lock-Up Period, where any Common Stock received by the undersigned upon any such exercise will be subject to the terms of this Section 2.1, or (B) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements (including any employee benefit plans or arrangements assumed in connection with the Merger) which are set to expire or automatically vest during the Lock-Up Period, where, in the case of either (A) or (B) above, any Common Stock received by such Stockholder Party upon any such exercise or vesting will be subject to the terms of this Section 2.1, (xiii) pursuant to transactions solely to satisfy any U.S. federal, state, or local income tax obligations of the Stockholder Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents such transaction from qualifying as a “reorganization” pursuant to Section 368 of the Code (and such transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), or (xiv) with the prior written consent of the Company pursuant to a written instrument executed by the Company and the board designee of ROCC contemplated by the Merger Agreement or, if such person is not serving as a director of the Company, Byron Roth or John Lipman; provided that:

1.            in the case of each Transfer or distribution pursuant to clauses (ii) through (viii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 2.1 (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Stockholder Party and not to the immediate family of the transferee); and (b) any such Transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and

2.            for purposes of clause (xi) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of affiliated persons (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, the holders of the Company’s voting securities immediately before such transfer or acquisition do not beneficially own (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) in the aggregate at least 50% of the outstanding voting securities of (i) the Company or the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such transaction or acquisition, the parent corporation of such surviving or resulting corporation, in each case, as of immediately after such transfer or acquisition.

3.            In the event that any Stockholder Party is permitted to transfer or dispose of any of its Covered Shares pursuant to Section 2.1(b)(xiv) (the quotient of (i) the number of such Stockholder Party’s Covered Shares permitted to be so transferred divided by (ii) the total number of such Stockholder Party’s Covered Shares, expressed as a percentage, the “Pro-Rata Percentage”) (such Covered Shares permitted to be so transferred or disposed of, the “Permitted Transferred Shares”), the number of Covered Shares held by each other Stockholder Party equal to the Pro-Rata Percentage of all Covered Shares held by each other Stockholder Party shall be immediately released from the restrictions contained in this Agreement (including Section 2.1) on the same terms and conditions as the Permitted Transferred Shares.

(c)            Each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period, provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period.

(d)            Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Covered Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Covered Shares describing the foregoing restrictions.

ARTICLE III
GENERAL PROVISIONS

3.1            Termination. Subject to Section 3.13 or the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company or Legacy Reservoir, as applicable, and the Stockholder Parties as provided under Section 3.3, this Agreement (other than Article III hereof), shall terminate on the date that is 180 days after the Closing Date.

3.2            Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company prior to Closing, to:

Roth CH Acquisition II Co.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention: Byron Roth
E-mail: broth@roth.com

with a copy to:

Loeb & Loeb LLP
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
E-mail: mnussbaum@loeb.com

If to the Company after Closing, to:

Reservoir Holdings, Inc.
75 Varick Street, 9th Floor
New York, NY 10013
Attention: Golnar Khosrowshahi, Jeff McGrath
E-mail: gk@reservoir-media.com and jm@reservoir-media.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Jeffrey D. Marell, Esq.
E-mail: jmarell@paulweiss.com

If to any Stockholder Party, to such address indicated on the Company’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing.

3.3            Amendment; Waiver. (a) The terms and provisions of this Agreement may be amended or modified in whole or in part (other than to correct a typographical error) only by a duly authorized agreement in writing executed by: (i) the Company pursuant to a written instrument executed by the Company and the board designee of ROCC contemplated by the Merger Agreement or, if such person is not serving as a director of the Company, Byron Roth or John Lipman, (ii) all Stockholder Parties and (iii) if the amendment or modification is prior to the consummation of the Merger, Legacy Reservoir.

(b)            Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)            No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)            Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

3.4            Further Assurances. The parties hereto will sign such further documents and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.5            Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 3.5 shall be null and void, ab initio.

3.6            Third Parties. Except as provided for in Article III with respect to any Non-Recourse Party, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.7            Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

3.8            Jurisdiction; Waiver of Jury Trial. Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal court or state court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.9            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.9 shall not be required to provide any bond or other security in connection with any such injunction.

3.10            Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the subject matter hereof exist between the parties except as expressly set forth or referenced in this Agreement.

3.11            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.12            Headings; Counterparts. The headings, subheadings and captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement and any amendment hereto may be signed in any number of separate counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

3.13            Effectiveness. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article III) shall not be effective until the consummation of the Merger. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

3.14            Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney, advisor or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney, advisor or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ROTH CH ACQUISITION II CO.

By:	/s/ Byron Roth
Name: Byron Roth
Title: Chairman and CEO

[Signature Page to Lockup Agreement]

ASTEYA CAPITAL FUND I LP
by: Maryana Capital Inc.
its: General Partner

By:	/s/ Ali Hedayat
	Name:	Ali Hedayat
	Title:	Managing Director

ASTEYA PARTNERS DELAWARE, LP
by: Maryana Capital Inc.
its: General Partner

By:	/s/ Ali Hedayat
	Name:	Ali Hedayat
	Title:	Managing Director

[Signature Page to Lockup Agreement]

CANAREAL II CORPORATION

By:	/s/ Vahid Noshirvani
	Name:	Vahid Noshirvani
	Title:	President

[Signature Page to Lockup Agreement]

HIGHGATE INVESTMENTS LLC

By:	/s/ Ronald Sterrn
	Name:	Ronald Sterrn
	Title:	Authorized Signatory

[Signature Page to Lockup Agreement]

WESBILD INC.

By:	/s/ Hassan Khosrowshahi
	Name:	Hassan Khosrowshahi
	Title:	Chiarman

[Signature Page to Lockup Agreement]

RS RESERVOIR, LLC

by: ER Reservoir, LLC
its: Manager

By:	/s/ Ryan P. Taylor
	Name:	Ryan P. Taylor
	Title:	Authorized Person

[Signature Page to Lockup Agreement]

/s/ Joel Herold
Joel Herold

[Signature Page to Lockup Agreement]

/s/ Golnar Khosrowshahi
Golnar Khosrowshahi

[Signature Page to Lockup Agreement]

/s/ Jim Heindlmeyer
Jim Heindlmeyer

[Signature Page to Lockup Agreement]

/s/ Rell Lafargue
Rell Lafargue

[Signature Page to Lockup Agreement]

Exhibit A

Asteya Capital Fund I LP

Asteya Partners Delaware, LP

Canareal II Corporation

Highgate Investments LLC

Wesbild Inc.

RS Reservoir, LLC

Golnar Khosrowshahi

Rell Lafargue

Jim Heindlmeyer

Joel Herold

Exhibit B

FORM OF JOINDER TO LOCKUP AGREEMENT

[______], 20__

Reference is made to the Lockup Agreement, dated as of [•], 2021, by and among Roth CH Acquisition II Co. (the “Company”) and the other Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New Stockholder Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lockup Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title:

[ROTH CH ACQUISITION II CO.]

By:
Name:
Title: